                                                                    EXHIBIT 10.6

                                    AMENDMENT
                                       TO
                        AGREEMENT FOR INVENTORY FINANCING

     This Amendment ("Amendment") to the Agreement for Inventory Financing is made as of March 28, 2003 by and among IBM CREDIT LLC, a Delaware limited liability company, formerly IBM Credit Corporation ("IBM Credit"), BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC, a limited liability company duly organized under the laws of the state of Delaware ("Holdings"), SUPPLIES DISTRIBUTORS, INC. (formerly known as BSD Acquisition Corp.), a corporation duly organized under the laws of the state of Delaware ("Borrower"), PRIORITY FULFILLMENT SERVICES, INC., a corporation duly organized under the laws of the state of Delaware ("PFS") and PFSWEB, INC., a corporation duly organized under the laws of the state of Delaware ("PFSweb") (Borrower, Holdings, IFP, PFS, PFSweb, and any other entity that executes this Agreement or any Other Document, including without limitation all Guarantors, are each individually referred to as a "Loan Party" and collectively referred to as "Loan Parties").

                                    RECITALS:

     A. Borrower and IBM Credit have entered into that certain Agreement for Inventory Financing ("AIF") dated as of March 29, 2002 (the "Agreement");

     B. Borrower has requested and IBM Credit agrees to extend the Termination Date of the Agreement;

     C. Borrower agrees to certain financial covenants revisions by IBM Credit; and

     D. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2. AMENDMENT. Subject to Section 4 hereof, the Agreement is hereby amended as follows:

     A. The AIF is hereby amended as follows:

     (a) The definition of "Termination Date" in Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and substituting, in lieu thereof, the following definition:

""Termination Date": shall mean March 29, 2004 or such other date as IBM Credit and the Customer may agree to from time to time in writing."


     (b) Section 8.6 is hereby amended in its entirety to read as follows:


"8.6. RESTRICTED PAYMENTS. Borrower will not, directly or indirectly make any of the following payments ("Restricted Payments") without prior written consent from IBM Credit, which shall not be unreasonably withheld: (i) declare or pay any dividend (other than dividends payable solely in common

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stock of Borrower and dividends not to exceed $600,000 to be paid in fiscal year
2003 for which consent is hereby given) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Borrower or any warrants, options or rights to purchase any such capital stock or Equity Interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; or
(ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations or payments of the revolving loans made by Congress made in the ordinary course administration thereof pursuant to the Congress Credit Agreement)), except as permitted by the Amended and Restated Notes Payable Subordination Agreement."


     B. Attachment A to the AIF is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

     (a) The following definitions of "Total Assets" and "Total Net Worth" in
Section IV of Attachment A are amended in their entirety to read as follows:

     "Total Assets" shall mean the total of Current Assets and Long Term Assets. For the purpose of calculating Total Assets for Borrower, the accumulated earnings and foreign currency translation adjustments applicable to Borrower's Canadian and European subsidiaries should be excluded.

     "Total Net Worth" (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities. For the purpose of calculating Total Net Worth of Borrower, the following shall be excluded (i) accumulated earnings and foreign currency translation adjustments applicable to Borrower's Canadian and European subsidiaries and
     (ii) all income and losses applicable to foreign currency adjustments for each period but not excluding such foreign currency adjustments for annual periods that must comply with GAAP.


     (b) Section IV of Attachment A is amended and restated by replacing the applicable subsections to read as follows:

               1. Borrower will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review (monthly, quarterly, annually) by IBM Credit:

                                                       Covenant
     Covenant                                          Requirement
     --------                                          -----------
(ii) Net Profit after Tax to Revenue**                 Equal to or Greater than
     **Excluding all income and losses applicable to   0.20 percent
     (a) 100% ownership in Canadian and European
     subsidiaries and (b) foreign currency
     adjustments for each period but not excluding
     such foreign currency adjustments for annual
     periods that must comply with GAAP and
     excluding revenue from intercompany sales.


               2. Business Supplies Distributors Holdings, LLC will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review (monthly, quarterly, annually) by IBM
Credit:

                                                          Covenant
     Covenant                                             Requirement
     --------                                             -----------
(ii) Net Profit after Tax to Revenue*                     Equal to or Greater than
     *Excluding all (a) income and losses applicable      0.15 percent
     to foreign currency adjustments for each period
     but not excluding such foreign currency
     adjustments for annual periods that must comply
     with GAAP and (b) revenue from intercompany sales.

(iv) Cash Flow from Operations per quarter                Greater than $0


     C. Attachment C-1 to the AIF is hereby amended by deleting such Attachment C-1 in its entirety and substituting, in lieu thereof, the Attachment C-1 attached hereto. Such new Attachment C-1 shall be effective as of the date specified in the new Attachment C-1. The changes contained in the new Attachment C-1 include, without limitation, the following:

     Section I of Attachment C-1 is amended and restated by replacing the applicable subsections to read as follows:

"I. FINANCIAL COVENANTS:

SUPPLIES DISTRIBUTORS, INC.

          Covenant                               Covenant Requirement     Covenant Actual
          --------                               --------------------     ---------------
(ii)      Net Profit after Tax to Revenue**      Equal to or Greater
                                                 than 0.20 percent
          **Excluding all income and losses
          applicable to (a) 100% ownership in
          Canadian and European subsidiaries
          and (b) foreign currency adjustments
          for each period but not excluding
          such foreign currency adjustments
          for annual periods that must comply
          with GAAP and excluding revenue from
          intercompany sales.


BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC


          Covenant                               Covenant Requirement     Covenant Actual
          --------                               --------------------     ---------------
(ii)      Net Profit after Tax to Revenue*       Equal to or Greater
          *Excluding all (a) income and losses   than 0.15 percent
          applicable to foreign currency
          adjustments for each period but not
          excluding such foreign currency
          adjustments for annual periods that
          must comply with GAAP and (b)
          revenue from intercompany sales.

(iv)      Cash Flow from Operations per          Greater than $0
          quarter

SECTION 3. CONDITIONS OF EFFECTIVENESS OF CONSENT AND AMENDMENT.

     (a) This Amendment shall have been authorized, executed and delivered by each of the parties hereto and IBM Credit shall have received a copy of a fully executed Amendment.

SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Loan Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 4.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by the Loan Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by the Loan Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 4.2 VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause any Loan Party not to be in compliance with the terms of any agreement to which such Loan Party is a party.

SECTION 4.3 LITIGATION. Except as has been disclosed by the Loan Party to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Loan Party, which, if adversely determined, would materially adversely affect the Loan Party's ability to perform such Loan Party's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 4.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by each Loan Party and is enforceable against each Loan Party in accordance with its terms.

SECTION 5. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Loan Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of such Loan Party, and is not subject to any claims, offsets or defenses.

SECTION 6. RATIFICATION OF GUARANTY AND NOTES PAYABLE SUBORDINATION AGREEMENT. Each of Holdings, PFSweb and PFS hereby ratify and confirm their respective guaranties in favor of IBM Credit and agree that such guaranties remain in full force and effect and that the term "Liabilities", as used therein include, without limitation the indebtedness liabilities and obligations of the Borrower under the Agreement as amended hereby. PFS hereby ratifies and confirms its Notes Payable Subordination Agreement executed by PFS on November 12, 2002 in favor of IBM Credit and confirms such agreement remains in full force and effect.

SECTION 7. GOVERNING LAW.This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.


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     IN WITNESS WHEREOF, each Loan Party has read this entire Amendment, and has caused its authorized representatives to execute this Amendment and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.


IBM CREDIT LLC                        SUPPLIES DISTRIBUTORS, INC.

By:                                   By:
   ------------------------------        ------------------------------

Print Name:                           Print Name:
           ----------------------                ----------------------

Title:                                Title:
      ---------------------------           ---------------------------


BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC     PRIORITY FULFILLMENT SERVICES, INC.
By: __________________ as Managing Member


By:                                              By:
   ----------------------------------------         ------------------------------

Print Name:                                      Print Name:
           --------------------------------                 ----------------------

Title:                                           Title:
      -------------------------------------            ---------------------------

PFSWEB, INC.

By:
   --------------------------------------

Print Name:
           ------------------------------

Title:
      -----------------------------------

                                   Page 5 of 5